Exhibit 99.2
APPENDIX B
Componus Inc. and Asia Forging Supply Co., Ltd
Consolidated Financial Statements
(Unaudited)
March 31, 2008

Componus Inc. and Asia Forging Supply Co., Ltd.
Consolidated Financial Statements
(Unaudited)
Table of Contents

Page No.
Consolidated Balance Sheets as of March 31, 2008 (unaudited) and December 31, 2007 (audited)	1
Consolidated Statement of Operations for three months ended March 31, 2008 (unaudited) and March 31, 2007 (unaudited)	2
Consolidated Statement of Stockholder’s Equity for three months ended March 31, 2008 (unaudited) and March 31, 2007 (unaudited)	3
Consolidated Statements of Cash Flow for three months ended March 31, 2008 (unaudited) and March 31, 2007 (unaudited)	4
Notes to Consolidated Financial Statements	5-12

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN US$)

Assets	March 31,	December 31,
	2008	2007
Current assets:
Cash and bank deposits	$534,724	$727,415
Accounts receivable, net of factoring and allowance for doubtful accounts of $106,162 and $37,241, respectively	2,065,495	1,712,957
Notes receivables, net of allowance for doubtful accounts of $23,338 and $690, respectively	147,890	68,420
Inventory	3,016,424	2,692,196
Prepaid expenses and other current assets	1,144,475	954,989

Total current assets	6,909,008	6,155,977

Fixed assets:
Land	1,411,063	1,321,673
Plant and equipment, net	2,512,585	2,251,748

Total fixed assets, net	3,923,648	3,573,421

Other assets	567,777	456,471

Total assets	$11,400,433	$10,185,869

Liabilities and stockholders’ equity
Current liabilities:
Short-term loans and current portion of long-term debt	$3,905,423	$3,153,369
Accounts payables	2,755,489	2,658,645
Accrued expenses	836,425	809,708
Advances on collection	295,646	180,790
Financing proceeds from stockholders	41,213	38,602
Other current liabilities	33,283	5,044

Total current liabilities	7,867,479	6,846,158
Long-term debt and other liabilities	1,505,467	1,481,184

Total liabilities	9,372,946	8,327,342

Stockholders’ equity:
Common Stock of 0.001 par value per share — authorized, 500,000,000; Outstanding, 89,000,000 at March 31, 2008 and December 31, 2007	89,000	89,000
Additional paid in capital	2,409,015	2,409,015
Legal reserve	14,220	14,220
Foreign currency translation adjustment	151,661	4,810
Accumulated deficit	(636,409)	(658,518)

Total stockholders’ equity	2,027,487	1,858,527

Total liabilities and stockholders’ equity	$11,400,433	$10,185,869

The accompanying notes are an integral part of the financial statements.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(IN US$)

	Three months ended
	March 31
	2008	2007
Net sales	$3,418,102	$2,178,449
Cost of goods sold	2,348,060	1,473,600

Gross profit	1,070,042	704,849

Operating expenses
General and administrative	373,978	526,451
Selling	302,910	346,016
Depreciation and amortization	36,657	32,484
Advertising	2,027	11,690
Research and development	656	486

Total operating expenses	716,228	917,127

Income (loss) from operations	353,814	(212,278)
Other income (expenses)
Interest expense	(100,378)	(100,719)
(Loss) gain on foreign exchange, net	(106,662)	15,470
Loss on sales of fixed assets	—	(20,177)
Other	1,530	27,096

Income (loss) before income tax	148,304	(290,608)
Income tax	(126,195)	(38,935)

Net income (loss)	$22,109	$(329,543)

Profit (loss) per share:
Basic and diluted per share	0.0003	(.0026)

Weighted average shares outstanding:
Basic and diluted	89,000,000	125,000,000
The accompanying notes are an integral part of the financial statements.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(IN US$)

							Total
	Capital		Legal	Additional Paid	Foreign Currency	Accumulated	Stockholders’
	Stock	Value	Reserve	In Capital	Adjustment	deficit	Equity
	$	$	$	$	$	$	$
December 31, 2006	125,000,000	125,000	2,626	2,346,515	(3,544)	(461,694)	2,008,903
Stock split 2-1	(62,500,000)	(62,500)	—	62,500	—	—	—
Shares issued for services	26,500,000	26,500	—	—	—	—	26,500
Legal reserve	—	—	11,594	—	—	(11,594)	—
Foreign currency adjustment	—	—	—	—	8,354	—	8,354
Net loss	—	—	—	—	—	(185,230)	(185,230)

December 31, 2007	89,000,000	89,000	14,220	2,409,015	4,810	(658,518)	1,858,527

Foreign currency adjustment	—	—	—	—	146,851	—	146,851
Net profit	—	—	—	—	—	22,109	22,109

March 31, 2008	89,000,000	$89,000	$14,220	$2,409,015	$151,661	$(636,409)	$2,027,487

The accompanying notes are an integral part of the financial statements.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(IN US$)

	Three months ended
	March 31
	2008	2007
Cash flows from operation activities
Net income (loss)	$22,109	$(329,543)
Adjustments to reconcile net profit to cash from operating activities:
Depreciation and amortization	36,657	32,484
Loss on sale of fixed assets	—	20,177
Changes in assets and liabilities:
Accounts receivable and notes receivable	(432,008)	1,756,014
Inventory	(324,228)	(636,223)
Prepaid expenses and other assets	(299,323)	(36,143)
Accounts payable	96,844	(1,060,287)
Accrued expenses	26,717	(21,549)
Advances on collection	114,856	801,169
Other current liabilities	28,239	4,509

Cash flows (used in) provided by from operating activities	(730,137)	530,608

Cash flows from investing activities
Additions to plant and equipment	(111,186)	(21,718)
Proceed from sales of fixed assets	—	8,933
Additions of current investments	—	(40,627)
Sales of long term investments	—	46,035

Net cash used in investing activities	(111,186)	(7,377)

Cash flows from financing activities
Proceeds (repayment) of short-term loans	752,054	(602,987)
Proceeds from long-term loans	12,435	83,781
Proceeds from (repayment) to stockholders	2,611	(112,183)
Increase in guarantee deposits	11,848	—

Net cash provided by (used in) financing activities	778,948	(631,389)

Effect of exchange rate changes on cash	(130,316)	17,880

Net decrease in cash and cash equivalents	(192,691)	(90,278)

Beginning cash and cash equivalents	727,415	1,287,354

Ending cash and cash equivalents	$534,724	$1,197,076

Supplemental disclosure of cash flow information:
Cash paid for interest	$104,130	$100,719
Cash paid for income taxes	—	$26,047
The accompanying notes are an integral part of the financial statements.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Nature of Business and Basis of Presentation
Nature of Business
Componus, Inc. (“the Corporation”) was incorporated in Canada on January 21, 2005 under the Canada Business Corporations Act under the name Tritac Finvest Corporation.
On December 20, 2005 Componus, Inc. affected a name change from Tritac Finvest Corporation and a change in its jurisdiction of incorporation to the State of Nevada, USA and remains a publicly traded company. Componus, Inc. then merged with Asia Forging Supply Co., Ltd to form Componus, Inc. on March 20, 2006.
Asia Forging Supply Co., Ltd. (“the Subsidiary”), was incorporated in December 1997, in the Republic of China (ROC), engages mainly international business in forging parts for automobiles. All manufacturing and administration offices are located in Shindian City, Taipei, Taiwan. There are 3 inventory warehouse locations in the Midwest United States and one in Canada.
Componus Inc. has an administrative office in Bay City, Michigan and headquarters in Taipei, Taiwan.
On March 20, 2008, JPC Capital Partners, Inc. (“JPC”), a company incorporated in Delaware, US, executed a Stock Purchase Agreement and Share Exchange (the “Agreement”) with the Corporation. The Agreement provides for the acquisition of the Corporation whereby the Corporation shall become a wholly owned subsidiary of JPC. In connection with acquisition of the Corporation, JPC shall issue 89,000,000 total shares of common stock, which will represent and equate to 87.25% of the total issued and outstanding common stock of JPC after the transaction is closed. These shares will be issued in exchange for all of the issued and outstanding shares of the Corporation. The Corporation also shall pay to JPC up to $25,000 for reimbursement of its legal fees incurred as a result of the transactions contemplated by the Agreement. The agreement was executed in 2008.
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles.
Note 2 — Summary of Significant Accounting Policies
Basis of Consolidation — The consolidated financial statements included the account of Componus Inc. and all entities (collectively known as “the Group”) in which Componus Inc. has a controlling voting interest (“subsidiary”) and a variable interest entity (“VIE”) where Componus Inc. is determined to be the primary beneficiary. Componus Inc. is deemed to be the primary beneficiary if the Corporation bears a majority of the risk to the entity’s potential losses or stand to gain from a majority of the entity’s expected returns. All significant intercompany accounts and transactions between consolidated companies have been eliminated in consolidation.
Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents — Cash and cash equivalents include cash on hand, cash on deposits and all short-term highly liquid investments purchased with remaining maturities of three months or less. There is $171,143 pledged as collateral for the short term debts.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (continued)
Fair Value of Financial Instruments — The carrying amount of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.
Inventory — Inventory is stated at the lower of cost (first-in, first-out method) and at March 31, 2008 had a value of $3,016,424 ($2,692,196 for December 31, 2007).

	March 31, 2008	December 31, 2007
Raw material	$168,738	—
Finished goods in Taiwan	$1,609,992	$1,397,696
Stock in the United States and Canada	$1,237,694	$1,294,500

	$3,016,424	$2,692,196

Property and Equipment — Property and equipment are recorded at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets (5 years for mould equipments, 5 years for transportation equipment and 5 years for computer and office equipment). Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization is eliminated from the respective amounts and any resulting gains or losses are reflected in operations. Expenditures for repairs and maintenance costs are expensed as incurred.
Revenue Recognition — Revenues are recognized in connection with sales of products when all of the conditions are met: (1) there exists evidence of an arrangement with the customer, typically consisting of a purchase order or contract; (2) products have been delivered and title and risk of loss has passed to the customer, which occurs when a product is shipped under customary terms, generally FOB shipping point; (3) the amount of revenue is fixed or determinable; and (4) it is probable that the amount sold will be collected.
Total allowances for doubtful accounts for the accounts receivable and notes receivable of $129,500 as of March 31, 2008 and $37,931 as of December 31, 2007 were provided to reserve for credit losses as a result of customers’ inability to pay. The amount reserved for accounts receivable and notes receivable is based upon the historical trend data. These valuation reserves are periodically re-evaluated and adjusted as more information about the ultimate collectability of accounts receivable and notes receivable become available.
Advertising costs are expensed as incurred. Advertising costs were $2,027 for the three months ended March 31, 2008 and $11,690 for the three months ended March 31, 2007.
Selling costs were $302,910 for the three months ended March 31, 2008 and $346,016 for the three months ended March 31, 2007.
General and administrative costs were $373,978 for the three months ended March 31, 2008 and $526,451 for the three months ended March 31, 2007.
Research and development costs were $656 for the three months ended March 31, 2008 and $486 for the three months ended March 31, 2007.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (continued)
Off-Balance-Sheet Risk and Concentration of Credit Risk — Financial instruments that potentially expose concentrations of credit risk primarily consist of cash and cash equivalents, investments and accounts receivable. Management believes there are no significant off-balance-sheet risks such as those associated with foreign exchange contracts, option contracts or other foreign exchange hedging arrangements. With respect to concentration of credit risk, the Company has cash investment policies which, among other things, limit investments to investment-grade securities. Ongoing credit evaluations of the customers are performed and allowances for potential credit losses maintained.
Geographic Information — Product revenues primarily from customers based in the following geographic areas for the three months ended March 31, 2008 and 2007 were as follows:

	2008	2007
North America and Mexico	$2,731,048	$3,347,418
Asia	$318,841	$219,786
Europe	$74,780	$108,119
Foreign Currency — The functional currency of the Group’s foreign subsidiary is the local currency. The assets and liabilities of the subsidiary whose functional currencies are other than the U.S. dollar are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date. Income and expense items for these entities are translated using the average exchange rate for the period. Cumulative translation adjustments are included in foreign currency translation adjustment, which is reflected as a separate component of stockholders’ equity.
Intangible Assets — Intangible assets with finite lives are amortized over their respective estimated useful lives. The amount of intangible assets to be amortized shall be the amount initially assigned to that asset less any residual value. Identifiable intangible assets that are subject to amortization are evaluated for impairment using a process similar to that used to evaluate long-lived described below.
Impairment of Long-Lived Assets Other than Goodwill — Long-lived assets held and used, including intangible assets with finite lives are tested for recoverability when circumstances indicate that the carrying amount of assets may not be recoverable. Recoverability of long-lived assets is evaluated by comparing the carrying amount of an asset or asset group to management’s best estimate of the undiscounted future operating cash flows expected to be generated by the asset or asset group. If these comparisons indicate that the asset or asset group is not recoverable, an impairment loss is recognized for the amount by which the carrying value of the asset or asset group exceeds fair value. Fair value is determined by quoted market price, if available, or an estimate of projected future operating cash flows, discounted using a rate that reflects the related average operating cost of fund.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (continued)
Recent Accounting Pronouncements — In December 2007, the Financial Accounting Standard Board (FASB) issued SFAS No.160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”. This statement establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary, and expands disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary. The statement also requires consolidated net income to be reported and disclose on the face of the consolidated statement of income at amounts that include the amounts attributable to both the parent and the noncontrolling interest. This Statement establishes decreases in a parent’s ownership interest in a subsidiary could be accounted for only equity transactions. The provision of SFAS No.160 is effective beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The Group does not expect the adoption of SFAS No. 160 to have a material impact on the condensed consolidated financial statements.
In December 2007, the FASB issued SFAS No.141, “Business Combinations”. The statement established the accounting for goodwill and assets and liabilities arising from contingency. It defines a bargain purchase as a business combination. It required the “negative goodwill” amount to be allocated as a pro rata reduction of the amounts that otherwise would have been assigned to particular assets acquired. Also, the provision require to recognize assets or liabilities arising from all other contingencies as of the acquisition date, measured at their acquisition-date fair values, only if it is more likely than not that they meet the definition of an asset or a liability in FASB Concepts Statement No. 6, Elements of Financial Statements. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Group does not expect the adoption of SFAS No. 141 to have a material impact on the condensed consolidated financial statements.
In February 2007, the FASB issued SFAS No.159, “The Fair Value Option for Financial Assets and Financial Liabilities”. SFAS No.159 permits companies to choose to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS No.159 is effective for the company beginning in the first quarter of fiscal year 2008, although earlier adoption is permitted. The Group does not expect the adoption of SFAS No. 159 to have a material impact on the condensed consolidated financial statements.
In September 2006, the FASB issued SFAS No.157, “Fair Value Measurements.” This statement defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No.157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The transition adjustment, which is measured as the difference between the carrying amount and the fair value of those financial instruments at the date this statement is initially applied, should be recognized as a cumulative effect adjustment to the opening balance of retained earnings for the fiscal year in which this statement is initially applied. The provisions of SFAS No.157 are effective for us beginning January 1, 2008. The Group does not expect the adoption of SFAS No. 157 to have a material impact on the condensed consolidated financial statements.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 — Prepaid Expense and Other Current Assets
Prepaid expenses and other current assets were comprised of the following: -

	March 31,	December 31,
	2008	2007
	US$	US$
Prepaid Expenses	$332,009	$479,340
Purchases in advance	436,359	294,206
Prepaid commission	260,110	—
VAT on purchases	78,208	66,326
Other receivables	35,125	96,269
Temporary payment	2,664	—
Supplies	—	14,443
Prepaid income tax	—	4,405

Total	$1,144,475	$954,989

Note 4 — Property and Equipment
Property and equipment and the related accumulated depreciation consisted of the following: -

	March 31,	December 31,
	2008	2007
	US$	US$
Plant and equipment:
Buildings	$1,441,161	$1,349,863
Transportation equipment	228,137	190,969
Office equipment	412,529	386,396
Mold and miscellaneous equipment	1,636,462	1,451,365

Total cost	$3,718,289	$3,378,593

Accumulated depreciation:
Buildings	$118,864	$104,699
Transportation equipment	139,052	129,759
Office equipment	270,373	249,227
Mold and miscellaneous equipment	677,415	643,160

Total accumulated depreciation	$1,205,704	$1,126,845

Plant and equipment — net	$2,512,585	$2,251,748

Depreciation and amortization expense was $36,657 for the three months ended March 31, 2008 and $29,543 for the three months ended March 31, 2007.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 — Other assets

	March 31,	December 31,
	2008	2007
	US$	US$
Guarantee deposit paid	$300,828	$190,832
Other	—	160
Intangible assets
At cost	329,723	308,835
Accumulated amortization	(62,774)	(43,356)

	$567,777	$456,471

The intangible assets are amortized over five years and the amortization expense of $15,892 was recorded in the financial statement for the three months ended March 31, 2008. ($2,941 for the three months ended March 31, 2007)
Note 6 — Debt

			March 31,	December 31,
	Interest		2008	2007
Description	Rate	Maturities	US$	US$
Short-term debt and current portion of long-term debt:
Unsecured foreign bank loan	3.17% to 7%	2008	$1,999,717	$1,171,429
Secured foreign bank loan	3.17% to 7%	2008	1,780,909	1,762,574
Current portion of long-term debt		2008	124,797	219,366

Total short-term debt and current portion of long-term debt			3,905,423	3,153,369

Long-term debt
Secured foreign bank loan	3.01%	2020	1,618,416	1,540,194
Unsecured foreign bank loan	3.35% to 6%	2008-2009	—	160,356
Current portion of long-term debt			(124,797)	(219,366)

Long term debt			1,493,619	1,481,184

Total debt			$5,399,042	$4,634,553

Maturities of debt are as follows:

Fiscal year ending December 31	Debt
2008 (Remaining of 9 months)	$3,905,423
2009	108,282
2010	111,061
2011	114,336
2012	117,807
Thereafter	1,042,133

Total	$5,399,042

The foreign bank loans were collateralized by time deposit of $171,143 and land and building of the subsidiary of $2,733,360 and letter of guarantees signed by two officers of the Group with limit of $993,000.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Accrued expenses

	March 31,	December 31,
	2008	2007
	US$	US$
Salaries and wages	$162,850	$124,962
Commission	108,782	116,330
Interest	18,542	17,366
Tax	100,637	—
Other	445,614	551,050

	$836,425	$809,708

Note 8 — Profit per share
Profit per share at March 31, 2008 was $0.0003 based on a weighted average of 89,000,000 shares outstanding. Loss per share at March 31, 2007 was $0.0026 based on weighted average of 125,000,000.
Note 9 — Income taxes
The corporation is not subject to US tax. The subsidiary is subject to tax and file income tax return in Taiwan. The tax rate reported for the three months ended March 31, 2008 is 25%. The foreign tax authority has completed its examination of tax return of fiscal year 2005. As of December 31, 2005, the tax authority had proposed the adjustments and the subsidiary had agreed that. The effect of the adjustments had been reflected in the financial statements. The income tax return 2006 of the subsidiary is currently under examination by the foreign tax authority.
Note 10 — Related Party Transactions
As of March 31, 2008, financing proceeds from stockholder, Mr. Huang Hung-Lang were $41,213 (December 31, 2007- $38,602).
The Corporation provided no collateral to the party for the above financing proceeds and these proceeds represented a non-interest bearing charge to the Corporation.
Note 11 — Commitments and Contingencies
Rent expense for the three months ended March 31, 2008 was $8,697 ($22,800 for the three months ended March 31, 2007). The Group has signed a 3-year rental agreement with a renewal option for its warehouse locations in the U.S.A. The future payments for lease in effect at March 31, 2008 were as follows: -

Fiscal year ending December 31
2008 (Remaining 9 months)	$145,022
2009	194,737
2010	164,175

Total	$503,934

At March 31, 2008, accounts receivable in the amount of $635,104 ($1,070,623 at December 31, 2007) of the Group had been settled by factoring and subject to the recourse of the financial institutions.

COMPONUS INC. AND ASIA FORGING SUPPLY CO., LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 12 — Stockholders’ Equity
The company is authorized to issue 500,000,000 common shares with a $0.001 par value.
On September 12, 2007, the Board of directors of Componus Inc announced a reverse stock split of 2 to 1. The 125,000,000 shares issued and outstanding prior to this date were changed to be 62,500,000 shares issued and outstanding. On September 13 and December 20, 2007, a total 26,500,000 shares were issued to individuals for services provided to the Group. They were valued at $26,500 and charged to General and Administrative Expenses for the year ended December 31, 2007.
On March 31, 2008 there were 89,000,000 shares issued and outstanding with a value of $89,000. Foreign currency adjustment had a value of $151,661 and the accumulated deficit as of March 31, 2008 was ($636,409).
Note 13 — Variable Interest Entity
Asia Forging Inc. (“AFI”), a private corporation incorporated in Michigan, USA, is a variable interest entity of the Corporation. The Corporation, being the primary beneficiary, has consolidated the operation result and financial position of AFI for the three months ended March 31, 2008.
AFI was principally engaged to receive payment from customers for the Subsidiary and make payments to the staff in USA for the Subsidiary. No consolidated assets of the Group were collateral for AFI. The creditors of AFI have no recourse to the general credit of the Group.